Exhibit 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

     THIS AMENDMENT to the Employment Agreement between Union Bank of California, N.A. (the "Bank") and David I. Matson ("Mr. Matson") effective as of January 1, 1998 (the "Agreement") is entered into by and between the Bank and Mr. Matson, and such Amendment shall be effective as of May 1, 2005.

     WHEREAS, the parties wish to make certain modifications thereto pursuant to Paragraph 11 of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the material promises and conditions contained in the Agreement and in this Amendment, the parties agree as follows:

     1. The Agreement and all exhibits attached thereto are hereby  incorporated
by  reference   herein  and  made  a  part  hereof,   subject  to  the  specific
modifications set forth herein.

     2. Paragraph 1 of the Agreement is hereby amended and restated in its entirety as follows:

          "1. REPRESENTATIONS AND WARRANTIES.
              ------------------------------

          The Bank represents that it is fully authorized to enter into this Agreement. Mr. Matson warrants that he is under no employment contract, bond, confidentiality agreement, or any other obligation which would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by the Bank. Mr. Matson further warrants that he has not signed or committed to any employment or consultant duties or other obligations which would divert his attention from the duties assigned to him by the Bank under this Agreement. The parties do not intend to include within the meaning of this paragraph Mr. Matson's service at the request of the Bank's Chief Executive Officer for nonprofit, charitable, or trade associations or on the boards of directors or other governing bodies of business enterprises unrelated to the Bank and not in a business competitive with a business of the Bank."

     3. Paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:

          "2. EMPLOYMENT AND DUTIES.
              ---------------------

          Mr. Matson shall be employed as a Vice Chair of the Bank and its CFO. Mr. Matson also shall hold the position of Vice Chair of UNBC; however, Mr. Matson shall not be a director of UNBC's Board of Directors pursuant to this Agreement. Mr. Matson hereby accepts such employment. Mr. Matson shall devote his time, ability, attention, energy, knowledge and skill solely and


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     exclusively to performing all reasonable  duties as a Vice Chair and CFO as assigned to him by the Bank's Chief Executive Officer."

     4. Paragraph 3 of the Agreement is hereby amended and restated in its entirety as follows:

          "3. BASE SALARY.
              -----------

          In consideration for Mr. Matson's services to the Bank during the time period in which this Agreement is effective, Mr. Matson shall receive, retroactive to March 15, 2005, a base salary of Four Hundred Fifty Thousand Dollars ($450,000.00) per annum to be paid in equal installments as per the Bank's salary administration program, and subject to annual review and increases at the discretion of the Executive Compensation and Benefits Committee of the Bank's Board of Directors, the Bank's Board of Directors (the "Board") or any other committee constituted by the Board for this purpose (as applicable, the "Committee"). Annual base salary shall be competitive with the annual base salaries for comparable executive positions at banks of similar size and focus, as determined at the discretion of the Committee."

     5. Paragraph 4(a) of the Agreement is hereby amended and restated in its entirety as follows:

          "a. BONUS.  Mr. Matson shall be entitled to  participate in the Bank's
              -----
     Senior Management Bonus Plan or its successor, subject to the eligibility requirements and other terms and conditions of such Plan and the determinations of the administrator of such Plan. Mr. Matson's target bonus under the Senior Management Bonus Plan for 2005 shall be eighty percent (80%) of base salary, subject to annual review and increases or decreases at the discretion of the Committee, based on the median annual bonus targets for comparable executive positions at banks of similar size and focus (as determined at the discretion of the Committee)."

     6. Paragraph 4(b) of the Agreement is hereby amended and restated in its entirety as follows:

          "b. LONG TERM  INCENTIVES.  Mr. Matson shall be eligible for long term
              ---------------------
     incentive awards available to policy making officers. Awards may consist of one or more types of long term incentives, including the grant of stock options and restricted stock under the UNBC Management Stock Plan or its successor and the award of performance shares under the UNBC Performance Share Plan or its successor. Mr. Matson's target award for 2005 shall be valued at two hundred percent (200%) of base salary. Notwithstanding the preceding sentence, determinations of the amount of any award to Mr. Matson shall be made at the discretion of the Committee, subject to annual review and increases or decreases, based on the median long term incentive targets for comparable executive positions at banks of similar size and focus (as determined at the discretion of the Committee)."


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     7.  Paragraph  4(d) of the Agreement is hereby  amended and restated in its entirety as follows:

          "d. SUPPLEMENTAL RETIREMENT BENEFITS. During his employment under this
              --------------------------------
     Agreement Mr. Matson shall be a participant under the Bank's Supplemental Executive Retirement Plan for Policy Making Officers (the "PMO SERP") and under the Union Bank Executive Supplemental Benefit Plan; the latter of which is a plan of a predecessor of the Bank and copies of each plan are attached hereto as Exhibit D. The supplemental plans referred to in the preceding sentence, together with the Bank's retirement plans now or hereafter in effect, shall collectively be referred to hereinafter as the "Retirement Plans."

     8. Paragraph 5 of the Agreement is hereby amended and restated in its entirety as follows:

          "5. OUTSIDE ACTIVITIES.
              ------------------

          During the term of this Agreement, and subject to paragraph 1, Mr. Matson shall devote his time, ability, attention, energy, knowledge and skill to the business of the Bank. During the term of this Agreement, Mr. Matson shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of the Bank, UNBC or their subsidiaries, without the written approval of the Bank's Chief Executive Officer. Investments in publicly traded corporations through brokerage accounts or in mutual funds, or depositor/borrower relationships with other financial institutions are not intended to be covered by this paragraph. Following his employment with the Bank, Mr. Matson shall not engage in unfair competition with the Bank or aid others in any unfair competition with the Bank. For purposes of this Agreement, "unfair competition" shall mean a violation by Mr. Matson of any continuing obligation he may have pursuant to the Bank's Business Standards of Conduct regarding the use or disclosure of the Bank's confidential information, but shall not include use or disclosure by Mr. Matson of the Bank's confidential information where such information has become generally known in the financial services industry other than through an improper act of Mr. Matson or Mr. Matson's legally required reporting or disclosure of such information."

     9. Paragraph 6(f) is hereby amended and restated in its entirety as follows:

          "f. BY MR. MATSON FOR CAUSE.  Subject to the further  conditions  next
              -----------------------
     described, Mr. Matson may terminate this Agreement by giving sixty (60) days' written notice to the Bank if he has incurred a material reduction of his duties, title or responsibility (including Mr. Matson no longer serving in the capacity or under the title of CFO but excluding Mr. Matson no longer serving under the title of Vice Chair), a reduction in his annual base salary or a reduction in his overall compensation package below the median package for comparable executive positions at banks of similar size and


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     focus  (this  peer  group  to  be  determined  at  the  discretion  of  the
     Committee). In order to elect to terminate this Agreement pursuant to this subparagraph 6(f), Mr. Matson must submit the written notice to the Bank within sixty (60) days of the reduction. Mr. Matson shall not be entitled to elect to terminate this Agreement pursuant to this subparagraph 6(f) if prior to Mr. Matson's termination date the Bank corrects the deficiency upon which Mr. Matson's resignation is based. In the event that Mr. Matson is entitled to and elects to terminate this Agreement pursuant to this subparagraph 6(f), (i) he shall be entitled to receive salary and benefits as set forth in paragraphs 3 and 4 of this Agreement through the effective date of termination, and (ii) if he has not yet attained age 65 at the time of his termination of employment and further has, at the time of his termination of employment, previously executed the "General and Special Release" (attached hereto as Exhibit A), then in consideration for such Release, the Bank will provide Mr. Matson with the salary continuation and benefits set forth in subparagraphs 6(d)(i)(A), (B), (C), (D) and (E). In the event Mr. Matson dies while receiving salary continuation benefits described in subparagraph 6(d)(i)(A) above, then Mr. Matson shall have the remaining salary continuation, if any, paid to his Designated Beneficiary under Exhibit C attached hereto."

     10. A new Paragraph 19 is hereby added to the Agreement as follows:

          "19. EFFECT OF DEFERRED COMPENSATION REGULATIONS.
               -------------------------------------------

          Mr.  Matson  and the Bank  acknowledge  that Mr.  Matson's  receipt of certain benefits under this Agreement otherwise payable upon the termination of Mr. Matson's employment may be subject to Section 409A of the Internal Revenue Code or similar laws regulating the payment of deferred compensation ("Section 409A"), which, if applicable, could require a delay in the payment of such benefits for a period of at least six (6) months following Mr. Matson's separation from service. Mr. Matson acknowledges and agrees that should the Bank in good faith determine that any such benefits to be provided upon termination to Mr. Matson pursuant to this Agreement are subject to Section 409A, the Bank may delay the payment of such benefits for at least six (6) months (or such other period as may be applicable), after first notifying Mr. Matson of its intention to do so."

     11. Except as expressly modified by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

     12. Any modification to this Amendment shall be effective only if it is in writing and signed by the parties to be bound thereby.

     13. This Amendment (including the Agreement and exhibits to the Agreement incorporated herein by reference) constitutes the entire agreement between the parties hereto with respect to the changes to the Agreement provided for in this Amendment and supersedes all prior or contemporaneous written or verbal agreements and understandings among the parties in connection with the subject matter thereof.


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     IN WITNESS WHEREOF,  the parties have executed this Amendment by their duly authorized officers or agents.



Dated:  5/25/05                     UNION BANK OF CALIFORNIA, N.A.
      -----------


                                 By        /S/PAUL E. FEARER
                                   ------------------------------------
                                              Paul E. Fearer
                                          Executive Vice President



Dated:  5/25/05                            /S/DAVID I. MATSON
      -----------                  -------------------------------------
                                              David I. Matson















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